THE MUNDER FRAMLINGTON FUNDS TRUST

POWER OF ATTORNEY

The undersigned, Enrique Chang, whose signature appears below, does hereby constitute and appoint Stephen J. Shenkenberg, MaryAnn Shumaker, Melanie Mayo West, and Mary Moran Zeven his true and lawful attorneys and agents to execute in his name, place and stead, in his capacity as director or officer, or both, of The Munder Framlington Funds Trust (“Trust”), to execute in his name any and all registration statements, exemptive applications, no-action letter requests, proxy statements, and other regulatory filings made applicable to the Trust, and any amendments, exhibits or supplements thereto, and file the same, with all other documents in connection herewith, with the Securities and Exchange Commission, any state securities regulator, any self-regulatory organization or any other governmental or official body (including, without limitation, agencies, commissions and authorities); and such attorneys shall have the full power of substitution and re-substitution; and such attorneys shall have full power and authority to do and perform in the name and on the behalf of the undersigned director and/or officer of the Trust, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as the undersigned director and/or officer of the Trust might or could do in person, such acts of such attorneys being hereby ratified and approved.

/s/ ENRIQUE CHANG
Enrique Chang

Dated: October 25, 2004